Exhibit 99.1

RiceBran Technologies Announces Proposed Public Offering of Common Stock

THE WOODLANDS, Texas, December 11, 2019 /PRNewswire/ – RiceBran Technologies (Nasdaq: RIBT), a global leader in the production and marketing of value-added products derived from rice bran and a producer of rice, rice co-products, and barley and oat products, announced today that it intends to offer and sell shares of its common stock in an underwritten registered public offering.  In addition, the company intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the offering to cover over-allotments, if any. All shares of common stock to be sold in the proposed offering will be sold by the company. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The company intends to use the net proceeds from the proposed offering, if completed, for working capital and general corporate purposes.

Lake Street Capital Markets, LLC is acting as the sole book-running manager for the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-232447) that was declared effective by the U.S. Securities and Exchange Commission, or the SEC, on July 11, 2019.  A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering have been filed with the SEC and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by telephone at 612-326-1305, or by email at syndicate@lakestreetcm.com.  The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company servicing the food, animal nutrition and specialty products markets. We utilize our proprietary processes to convert rice bran, one of the world’s most underutilized food source, into a number of highly nutritious and clean label ingredient products. The global target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers. More information can be found in our filings with the SEC and by visiting our website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These include statements regarding, but not limited to, the company’s intention to the offer the securities and the expected uses of the proceeds from the proposed offering.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting the company’s operations, markets, products and services. The company identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of the company’s most recent Annual Report on Form 10-K, as may be supplemented or amended by the company’s subsequent Quarterly Reports on Form 10-Q.  Forward-looking statements speak only as of the date on which they are made and the company assumes no obligation to update any forward-looking statements.

Investor Relations Contact

Ascendant Partners, LLC
Richard Galterio
Telephone: +1-732-410-9810
Email: rich@ascendantpartnersllc.com